Exhibit 10(ad)

LIBOR 1 MONTH EXHIBIT

Principal	Loan Date	Maturity
$5,000,000.00	11-26-2003	05-15-2005

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing    has been omitted due to text length limitations.

Borrower:	Lender:	KeyBank National Association
OH-MM-Columbus
88 East Broad Street
Columbus, OH 43215

This LIBOR 1 MONTH EXHIBIT is attached to and by this reference is made a part of the Promissory Note, dated November 26, 2003, and executed in connection with a loan or other financial accommodations between KEYBANK NATIONAL ASSOCIATION and PINNACLE DATA SYSTEMS, INC

1. DEFINITIONS: For the purposes of this Addendum, the following definitions will apply:

“Business Day” means a day on which dealings are carried on in the London interbank eurodollar market.

“LIBOR Interest Period” means the period commencing on the date an advance bearing interest at the LIBOR Rate is made, continued, or converted and continuing for one month, with successive periods commencing on the same day of each month thereafter;

“LIBOR Rate” means the rate per annum calculated by the Lender in good faith, which Lender determines with reference to the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United States dollars are offered by prime banks in the London interbrain eurodollar market two Business Days prior to the day on which such rate is calculated by Bank, in an amount comparable to the amount of such advance and with a maturity equal to the LIBOR Interest Period;

“LIBOR Reserve Requirements” means, for any advance bearing interest at the LIBOR Rate, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including “Eurocurrency liabilities” (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the term of such advance.

“Margin” means two and sixty one hundredths percent (2.60%).

“Note Rate” means the interest rate provided for in the Note based on the Lender’s Prime Rate (as defined in the Note).

2. INTEREST RATE. Notwithstanding anything contained in the Note to the contrary, advances under the Note shall bear interest at a fixed rate of interest equal to the LIBOR Rate plus the Margin for the duration of a LIBOR Interest Period; provided that no such advance shall be in an amount of less than $ $500,000.00, and provided further that no LIBOR Interest Period may extend beyond the maturity date of the Note. Upon the expiration of the initial LIBOR Interest Period, Borrower may elect a new LIBOR Rate or the Note Rate. If Borrower fails to make an election, the advances will bear interest at the LIBOR Rate plus the Margin for consecutive LIBOR Interest Periods until an election is made. During any LIBOR Interest Period, Borrower shall continue to make interest payments as required by the Note.

3. INCREASED COSTS. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining, or allocating capital to any advance bearing interest at the LIBOR Rate, including a change in LIBOR Reserve Requirements, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost.

4. ILLEGALITY. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund, or maintain any advance at the LIBOR Rate, then Lender’s obligation to make, fund, or maintain any such advance shall terminate and each affected outstanding advance shall be converted to the Note Rate on the earlier of the termination date for each LIBOR Interest Period or the date the making, funding, or maintaining of each such advance becomes unlawful.

5. REIMBURSEMENT OF COSTS. If Borrower repays any advance bearing interest at the LIBOR Rate prior to the end of the applicable LIBOR Interest Period, including without limitation a prepayment under paragraphs 3 or 4 above, Borrower shall reimburse Lender on demand for the resulting loss or expense incurred by Lender, including without limitation any loss or expense incurred in obtaining, liquidating or reemploying deposits from third parties, with a minimum amount due for each prepayment of $200.00 for each such LIBOR advance. If the actual reimbursement amount for any such advance exceeds $200.00, a statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by Lender and submitted by Lender to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to Lender under this paragraph shall be made as though Lender shall have actually funded the relevant advance through deposits or other funds acquired from third parties for such purpose; provided, however, that Lender may fund any advance bearing interest at the Libor Rate, in any manner it sees fit and the foregoing assumption shall be utilized only for purposes of calculation of amounts payable under this paragraph. Lender will be entitled to receive the reimbursement provided for herein regardless of whether the prepayment is voluntary or involuntary (including demand or acceleration of the Note upon Borrower’s default).

THIS LIBOR 1 MONTH EXHIBIT IS EXECUTED ON NOVEMBER 26, 2003.

BORROWER:
PINNACLE DATA SYSTEMS, INC.

By:	/s/ Michael R Sayre
Michael R Sayre, Executive Vice President of
PINNACLE DATA SYSTEMS, *C.